UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Data of earliest event reported): July 19, 2023

ASPIRA WOMEN’S HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12117 Bee Caves Road, Building III
Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

(512) 519-0400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 8.01	Other Events.

On July 19, 2023, Aspira Women’s Health Inc. (the “Company”), delivered written notice to Cantor Fitzgerald & Co. (“Cantor”), that it was suspending the prospectus supplement, dated February 10, 2023, related to the Company’s common stock, $0.001 par value per share, issuable pursuant to the terms of the Controlled Equity OfferingSM Sales Agreement, dated February 10, 2023, by and between the Company and Cantor (the “Sales Agreement”). The Company will not make any sales of common stock pursuant to the Sales Agreement unless and until a new prospectus supplement is filed with the Securities and Exchange Commission; however, the Sales Agreement remains in full force and effect.

A copy of the Sales Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspira Women’s Health Inc.

Date: July 20, 2023	By:	/s/ Nicole Sandford
Nicole Sandford
President, Chief Executive Officer and Director